Exhibit 99.1

      Healthaxis Announces First Quarter 2003 Financial Results;

         Net Loss of $0.03 per share compared to Net Loss of
                      $0.14 per share a year ago


    IRVING, Texas--(BUSINESS WIRE)--May 9, 2003--Healthaxis Inc. (Nasdaq:HAXS), an innovative provider of claims and benefit administration applications, web-enabled software solutions and outsourced claims services for government and commercial benefit administrators, health insurance and managed care organizations, reported financial results today for the three months ended March 31, 2003.


    First Quarter 2003 Highlights(a)

    -- Revenues of $5.2 million in the first quarter of 2003 were in line with the company's internal expectations; they represented a 3% increase from revenues reported in the fourth quarter of 2002, and were essentially flat with the revenues reported in the first quarter of 2002. The increase over fourth quarter revenues resulted primarily from growth in our business process outsourcing business.

    -- Cash operating expenses (defined as operating expenses excluding taxes, depreciation, amortization, severance, stock based compensation, asset dispositions and restructuring and impairment charges) declined significantly from the first quarter of 2002 - - down 18%, from $6.9 million to $5.7 million. Cash operating expenses during the quarter, on an annualized basis, are down approximately $5.0 million from the annualized rate from the first quarter of 2002. The lower operating expenses in 2003 resulted primarily from the company's restructuring and internal reorganization undertaken in November 2002. It is expected that the full effect of these actions will be recognized throughout 2003. GAAP operating expenses declined from $6.8 million in the first quarter of 2002 to $6.6 million in the first quarter of 2003.

    -- The EBITDA loss (defined as revenue less cash operating expenses) was $437,000 in the first quarter of 2003, compared to an EBITDA loss of $1.6 million in the first quarter of 2002.

    -- The operating loss for the quarter improved 7% from $1.5 million in the first quarter of 2002 to $1.4 million in the first quarter of 2003. The operating loss for the fourth quarter of 2002 was $7.8 million.

    -- The net loss for the first quarter of 2003 was $1.4 million, or $0.03 per share, compared to a net loss of $7.7 million, or $0.14 per share in the first quarter of 2002. The net loss for the fourth quarter of 2002 was $0.15 per share.

    --  Cash balances at March 31, 2003 totaled $9.9 million.

    -- During the quarter, the company developed alliance arrangements with several companies to broaden its offerings for its target markets. These include ValueCHECK for utilization review and large case management; Integration Concepts for data warehousing and reporting; CompLink for COBRA administration; and CallConnect for outsourced call center services and plan benefit-scripting services.

    -- The company made substantial progress toward development of its own Health Reimbursement Account product to address the growing consumer directed health plan trend. The company is now offering this product to its TPA customers for July 1, 2003 implementation.


    Jamie McLane, Chairman, President, and CEO of Healthaxis, commented, "Our financial results continue to improve, and our cash position remains relatively strong for a company of our size, as we strive to achieve our goal of profitability this year. We continue to improve our productivity and to have an intense focus on cost control throughout the company. We also continue to invest in improvements in functionality and product capabilities to better serve our target markets. Clearly, revenue growth is the name of the game. Our pipeline for prospective sales is strong in terms of aggregate size and average size per prospective customer contract. Healthaxis is being invited into opportunities where it previously had not been considered as a service provider. Our focus on delivering what we promise and developing mutually beneficial relationships has opened new and bigger markets for the company.
    "I am particularly pleased with the emerging growth of our Business Process Outsourcing business, and our entry into providing claims pre-adjudication services," McLane continued. "I also am pleased with our new alliance partnerships to augment the services which our customers are able to provide their customers, helping them gain market share and stronger profitability."
    McLane reiterated what he pointed out in March 2003: "Our objectives for 2003 are focused on building from our strengths to capitalize on the growing opportunities in the health benefit services marketplace. These include:



    -- Build a more significant business process outsourcing company--both organically and strategically;

    -- Enhance revenues by leveraging our partner relationships and by offering our existing customers enhanced services that will enable them to increase their market position, improve their productivity and lower their costs.

    -- Increase our penetration of state government and commercial health insurance markets with our new web-based benefit administration platform;

    --  Maintain cost control in all aspects of the business;

    --  Continue our progress toward profitability;

    --  Manage our cash wisely.


    We believe our objectives are realizable and that we have put in place appropriate plans to achieve them."

    (a) The financial results reported in this release contain both measures of GAAP and Non-GAAP financial information, as defined in Regulation G adopted by the Securities and Exchange Commission. Accordingly, all such non-GAAP financial measures that are presented are also set forth on the tables attached to this press release and are both compared to, and reconciled with, the most directly comparable financial measure calculated and presented in accordance with GAAP. Management believes that these non-GAAP financial measures are useful in monitoring basic cash flow generated and used in the company's core operating activities, and in monitoring the effects of changes made by management in the Company's operations across different time periods. These non-GAAP factors alone are insufficient to measure all of the company's operating characteristics and should be used in conjunction with GAAP measures to evaluate total operating performance.

    Healthaxis management will host a conference call on Friday, May 9, 2003 to review these results and answer questions. The conference call will be held at 11:00am CDT (noon EDT). Investors wishing to participate should call (888) 334-9269 and request the Healthaxis First Quarter Earnings Call. Please plan to call in at least 10 minutes before the scheduled start time.
    Beginning approximately two hours after the live call is completed, a replay of the teleconference will be available until May 23, 2003 by dialing (866) 579-1010 and (416)695-6035 for international callers. The access code, for the replay only, is 5006.
    Investors can also listen to the call online via a Web cast accessible from the company's Web site at www.healthaxis.com. The Web cast will be available until May 23, 2003.

    About Healthaxis Inc.

    Healthaxis (Nasdaq:HAXS) is a technology and business process services firm committed to providing innovative and configurable web-based connectivity and applications solutions for health benefit distribution and administration. These solutions, which are comprised of software products and related services, are designed to assist health insurance payers, government agencies, third party administrators (TPAs) and health and welfare plans provide enhanced services to members, employees and providers through the application of Healthaxis' flexible technology to legacy systems, either on a fully integrated or on an Application Service Provider (ASP) basis. These technology solutions are complemented by the company's Business Process Outsourcing (BPO) services that are offered to its technology clients and on a stand-alone basis. Healthaxis solutions enable clients to reduce their administrative costs, enhance their customer service and improve their profitability. For information on Healthaxis products and services, call (800) 519-0679 or visit www.healthaxis.com. For investor information, call (972) 458-8000.

    Forward-looking statements:

    Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Business-Risk Factors" in our Form 10-K for the year ended December 31, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.



Healthaxis Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data) (Unaudited)

                                                  Three Months Ended
                                                      March 31,
                                                    2003        2002
                                              ----------- -----------
Revenue                                           $5,231      $5,292
Expenses:
     Cost of revenues                              5,097       5,689
     Sales and marketing                             255         366
     General and administrative                      909         279
     Research and development                         30         117
     Amortization of Intangibles                     324         325
                                              ----------- -----------
Total operating expenses                           6,615       6,776
                                              ----------- -----------
Operating loss                                    (1,384)     (1,484)
Interest and other income (expense), net              11         (64)
                                              ----------- -----------
Loss from continuing operations                   (1,373)     (1,548)
Gain from discontinued operations(a)                   -         547
                                              ----------- -----------
Net loss before cumulative effect of
 accounting change                                (1,373)     (1,001)
Cumulative effect of accounting change                 -      (6,674)
                                              ----------- -----------
Net Loss                                         $(1,373)    $(7,675)
                                              =========== ===========
Loss per share of common stock (basic)
   Continuing operations                          $(0.03)     $(0.03)
   Discontinued operations                            $-       $0.01
  Cumulative effect charge                            $-      $(0.12)
                                              ----------- -----------
Net loss per share of common stock                $(0.03)     $(0.14)
                                              =========== ===========

Weighted average common shares used in
 computing income (loss) per share
     Basic                                    53,645,000  53,483,000
                                              =========== ===========


(a) As of the second quarter of 2002, the Company began reporting its historical results of operations from the terminated UICI
    Technical Services Agreement as a net amount in "Gain from discontinued operations"




Healthaxis Inc. and Subsidiaries
Consolidated Statements of Operations
GAAP / Non-GAAP Comparison and Reconciliation
(In thousands, except share and per share data) (Unaudited)

                                                  Three Months Ended
                                                        March 31,
                                                     2003        2002
                                               ----------- -----------
Revenue                                            $5,231      $5,292
Expenses:
     Cost of revenues                               4,508       4,928
     Sales and marketing                              247         320
     General and administrative                       891       1,550
     Research and development                          22         125
                                               ----------- -----------
Cash operating expenses                             5,668       6,923
                                               ----------- -----------
Non-cash operating expenses:
     Operating depreciation & amortization            614         724
     Stock based compensation                           9         149
     Amortization of acquisition intangibles          324         325
     Severance expenses                                 -      (1,345)
                                               ----------- -----------
Total GAAP operating expenses                       6,615       6,776
                                               ----------- -----------

EBITDA (Revenue less cash operating expenses)        (437)     (1,631)
                                               ----------- -----------

GAAP operating loss (EBITDA less non-cash
 operating expenses)                               (1,384)     (1,484)
                                               ----------- -----------
Interest and other income (expense), net               11         (64)
                                               ----------- -----------
Loss from continuing operations                    (1,373)     (1,548)
Gain from discontinued operations                       -         547
                                               ----------- -----------
Net loss before cumulative effect of accounting
 change                                            (1,373)     (1,001)
Cumulative effect of accounting change                  -      (6,674)
                                               ----------- -----------
Net Loss                                          $(1,373)    $(7,675)
                                               =========== ===========




Healthaxis Inc. and Subsidiaries
Unaudited Consolidated Condensed Balance Sheets
(In thousands) (Unaudited)

                                  March 31, 2003     December 31, 2002
Assets
Cash and cash equivalents               $9,924              $11,380
Accounts receivable, net                 4,594                3,346
Other current assets                     1,115                  862
                              -----------------  -------------------
                                        15,633               15,588
Property & Equipment, net                1,275                1,462
Goodwill                                11,276               11,276
Other assets                             4,545                5,048
                              -----------------  -------------------
Total assets                           $32,729              $33,374
                              =================  ===================

Liabilities and stockholders'
 equity
Current liabilities                     $4,577               $3,715
Other long-term liabilities              2,023                2,051
Stockholders' equity                    26,129               27,608
                              -----------------  -------------------
Total liabilities and
 stockholders' equity                  $32,729              $33,374
                              =================  ===================



    CONTACT: Halliburton Investor Relations
             Investor Contact
             Matt Kreps, 972/458-8000
             mkreps@halliburtonir.com